UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2007

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On January 12, 2007, Javier G. Teruel, Vice Chairman of Colgate-Palmolive Company (the “Company”), notified the Company of his decision to retire effective April 1, 2007, after more than 35 years of service with the Company.

Upon his retirement, Mr. Teruel will receive the normal retirement benefits applicable to him under existing Company plans, which include a pension benefit, accumulated over his 35-year tenure, with an actuarial present value of approximately $14.5 million. In addition, the Company intends to enter into an agreement with Mr. Teruel in connection with his retirement providing for a payment to Mr. Teruel upon his retirement in the amount of $2.64 million in exchange for Mr. Teruel’s commitment to remain available to the Company for consultation as needed from time to time during the three years following his retirement and a covenant not to compete with the Company during this period.

Item 9.01.           Financial Statements and Exhibits.

Exhibit Number	Description

99	Press Release, dated January 12, 2007, issued by Colgate-Palmolive
Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2007	COLGATE-PALMOLIVE COMPANY

By: /s/ Andrew D. Hendry
	Name:	Andrew D. Hendry
	Title:	Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release, dated January 12, 2007, issued by Colgate-Palmolive
Company